JASON JENSON
                                925 E. ATKIN AVE.
                           SALT LAKE CITY, UTAH 84106

                                 AUGUST 24, 2000


Board of Directors
Telkonet, Inc.
670 Ritchie Highway, 2nd Floor
Severna Park, Maryland 21146


Gentlemen:

         The undersigned hereby resigns, effective August 30, 2000, as an officer and director of Telkonet, Inc.

                                                  Sincerely,

                                                  /s/ Jason Jenson
                                                  Jason Jenson